Exhibit 10.3

Penguin Solutions, Inc.

Amended and Restated

2017 Stock Incentive Plan

Section 1. Purpose. The purpose of this Penguin Solutions, Inc. Amended and Restated 2017 Stock Incentive Plan is to promote the interests of Penguin Solutions, Inc., a Delaware corporation (together with its successors and assigns, the “Company”), and its stockholders by (i) attracting and retaining exceptional executive personnel, Employees, Directors, and Consultants (as defined below); (ii) motivating Employees, Consultants and Directors by means of performance-related incentives to achieve longer-range performance goals; and (iii) enabling Employees, Consultants and Directors to participate in the long-term growth and financial success of the Company. The Plan (as defined below) constitutes an amendment and restatement of the Amended and Restated 2017 Share Incentive Plan (the “Prior Plan”) as sponsored by Penguin Solutions Cayman (as defined below), effective as of June 30, 2025, primarily to reflect the Company’s assumption of the Prior Plan and all Awards (as defined below) thereunder in connection with the redomicile of the parent holding company of the Penguin Solutions company group from the Cayman Islands to the State of Delaware (the “Redomicile”), and shall be construed accordingly.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means with respect to any Person, (i) any other Person directly or indirectly controlling, controlled by or under common control with such Person and any entity that is, directly or indirectly, controlled by the Company and (ii) any other entity in which such Person has a significant equity interest or which has a significant equity interest in such Person, in either case as determined by the Committee. For purposes of this definition, the terms “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”) when used with respect to any Person, means the possession, directly or indirectly of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, for purposes of any Incentive Stock Option, “Affiliate” shall mean any parent corporation or subsidiary corporation of the Company as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(b) “Award” means any Option, SAR, Restricted Stock Award, Restricted Stock Unit, Performance Award, Other Cash-Based Award, or Other Stock-Based Award.

(c) “Award Agreement” means any written agreement, contract, or other instrument or document evidencing any Award, which may, but need not, be executed or acknowledged by a Participant.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means, unless otherwise defined in any Employment Agreement or Award Agreement:

(i)	a Participant’s willful and continued failure substantially to perform his or her duties (other than as a result of total or partial incapacity due to physical or mental illness);

(ii)	a Participant’s gross negligence or willful malfeasance in the performance of his or her duties;

(iii)

a Participant’s commission of an act constituting fraud, embezzlement, or any other act constituting a felony or other similar offense under the laws of the United States or any other jurisdiction in which the Company conducts business;

(iv)	a Participant being repeatedly under the influence of alcohol or illegal drugs while performing his or her duties; or

(v)

any other act or omission which is materially injurious to the financial condition or business reputation of the Company or any of its Affiliates as determined in the reasonable discretion of the Company, including a Participant’s breach of the provisions of any non-solicitation, non-competition, trade secret or confidentiality covenant in favor of the Company or its Affiliates binding upon such Participant.

The existence or non-existence of Cause with respect to any Participant will be determined in good faith by the Board.

(f) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)

the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition; or

(ii)

any person or group, other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of the Company, becomes the “beneficial owner” (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the outstanding voting shares of the Company, including by way of merger, amalgamation or consolidation or otherwise.

The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(g) “Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

(h) “Company” means Penguin Solutions, Inc., a Delaware corporation (together with its successors and assigns). Unless otherwise clearly required by the context, with respect to periods prior to the Redomicile, references to the “Company” herein shall refer to Penguin Solutions Cayman.

(i) “Committee” means a committee of one or more members of the Board and/or officers designated by the Board to administer the Plan in accordance with applicable law. The full Board may act as the Committee under the Plan.

(j) “Consultant” means any natural person, including an advisor, who is a consultant or advisor to the Company or an Affiliate.

(k) “Director” means a member of the Board.

(l) “Disability” shall mean “permanent and total disability” as defined in Section 22(e)(3) of the Code.

(m) “Effective Date” means the business day prior to the IPO Date (as defined below) and is the date on which the Prior Plan initially became effective, in the form of an amendment and restatement of the Smart Global Holdings, Inc. Amended and Restated 2011 Share Incentive Plan. The Prior Plan was amended and restated as of October 15, 2024 to reflect the Company’s corporate name change (from Smart Global Holdings, Inc. to Penguin Solutions, Inc.) and to integrate the amendments to the Prior Plan approved by the Company’s stockholders since the Effective Date.

(n) “Employee” means an employee of the Company or any of its Affiliates.

(o) “Employment Agreement” means an employment or severance and change of control agreement or other similar agreement entered into between a Participant and the Company or any of its Affiliates.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Exercise Price” means the purchase price of the Option as set forth in the Award Agreement.

(r) “Fair Market Value” means, as of any date, unless otherwise determined by the Committee, the value of a Share determined as follows: (i) if there should be a public market for the Shares on such date, the closing market price of the Shares as reported on such date (or if such date is not a trading date, on the immediately preceding date on which sales of the Shares have been so reported), or (ii) if there should not be a public market for the Shares on such date, then Fair Market Value shall be the price determined in good faith by the Committee.

(s) “Incentive Stock Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

(t) “IPO Date” means the effective date of the first registration statement filed by Penguin Solutions Cayman and declared effective pursuant to Section 12(g) of the Exchange Act.

(u) “Non-Qualified Stock Option” means a right to purchase Shares from the Company that is granted under Section 6 of the Plan and that is not intended to be an Incentive Stock Option.

(v) “Option” means an Incentive Stock Option or a Non-Qualified Stock Option.

(w) “Other Cash-Based Award” means an Award granted pursuant to Section 10, including cash awarded as a bonus or upon the attainment of specified performance criteria or otherwise as permitted under the Plan.

(x) “Other Stock-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Committee.

(y) “Participant” means a Person granted an Award under the Plan (and to the extent applicable, any heirs or legal representatives thereof).

(z) “Penguin Solutions Cayman” means Penguin Solutions, Inc., a Cayman Islands exempted company, and the parent holding company of the Penguin Solutions company group prior to the Redomicile.

(aa) “Performance Award” shall mean an Award subject, in part, to the terms, conditions and restrictions described in Section 9, pursuant to which the recipient may become entitled to receive cash, Shares or other property, or any combination thereof, as determined by the Committee.

(bb) “Performance Period” means the period established by the Committee with respect to any Performance Award during which the performance goals specified by the Committee with respect to such Award are to be measured.

(cc) “Person” means any individual, corporation, limited liability company, partnership, association, joint-stock company, trust, unincorporated organization, government or political subdivision thereof or other entity.

(dd) “Plan” means this Penguin Solutions, Inc. Amended and Restated 2017 Stock Incentive Plan, as it may be further amended from time to time. Unless otherwise clearly required by the context, references to the “Plan” herein shall include the Prior Plan.

(ee) “Restricted Stock Award” shall mean an Award of Shares that are issued subject to any applicable terms, conditions and restrictions described in Section 8.

(ff) “Restricted Stock Units” or “RSUs” shall mean an Award of the right to receive either (as the Committee determines) Shares or cash equal to the Fair Market Value of a Share on the settlement or payment date, subject to any applicable terms, conditions and restrictions described in Section 8.

(gg) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(hh) “SEC” means the Securities and Exchange Commission or any successor thereto.

(ii) “Section 162(m)” shall mean §162(m) of the Code, as in effect prior to its amendment by the Tax Cuts and Jobs Act of 2017, including any rules or regulations promulgated thereunder.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Shares” means common stock of the Company, par value $0.03 per share, or such other securities as may be designated by the Committee from time to time.

(ll) “Stock Appreciation Right” or “SAR” shall mean an Award of a right to receive (without payment to the Company) cash, Shares or other property, or other forms of payment, or any combination thereof, as determined by the Committee, based on the increase in the value of the number of Shares specified in the applicable Stock Appreciation Right Award Agreement. Stock Appreciation Rights are subject to any applicable terms, conditions and restrictions described in Section 7.

(mm) “Substitute Awards” means Awards granted in assumption of, or in substitution for, outstanding awards previously granted by a company acquired by the Company or with which the Company combines.

Section 3. Administration.

(a) Authority of Committee. The Plan shall be administered by the Committee. Subject to the terms of the Plan, applicable law and contractual restrictions affecting the Company, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to:

(i)	designate Participants;

(ii)	determine the type or types of Awards to be granted to a Participant and the exercise price or purchase price, if applicable;

(iii)	determine the number of Shares to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards;

(iv)	determine the terms and conditions (including the vesting schedule, if any) of any Award and Award Agreement;

(v)

determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, Shares, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited or suspended;

(vi)

determine whether to cancel an Option or SAR in exchange for the grant of a new Award or for cash, including to the extent such action would have the effect of reducing the exercise price of such Option or SAR;

(vii)

determine whether, to what extent, and under what circumstances cash, Shares, other securities, other Awards, other property, and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the holder thereof or of the Committee;

(viii)	interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan;

(ix)	establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and

(x)	make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(b) Committee Composition. If the Board in its discretion deems it advisable, the Board may provide that the Committee may consist solely of (i) Directors who are independent, within the meaning of and to the extent required by applicable rulings and interpretations of the applicable stock market or exchange on which the Shares are or traded, and/or (ii) two or more “Non-Employee Directors” as defined in Rule 16b-3. To the extent permitted by applicable law, the Board or the Committee may delegate to one or more officers of the Company or to any other person or body some or all of its authority under the Plan, including the authority to grant Options and SARs or other Awards in the form of Shares (except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of solely one Director) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with applicable law.

(c) Committee Discretion Binding. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, any stockholder and any Employee. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent the Committee deems necessary or desirable.

Section 4. Shares Available For Awards.

(a) Shares Available. Subject to adjustment as provided in this Section, the number of Shares with respect to which Awards may be granted under the Plan on and following the Effective Date shall be 1,500,000 as of the Effective Date, plus 1,500,000 as of February 1, 2019 (the “2019 Reserved Shares”), plus 1,000,000 as of February 13, 2021, plus an annual increase on the first day of each fiscal year during the term of the Plan beginning with the fiscal year starting September 1, 2017 and continuing for ten fiscal years (ending with the fiscal year starting September 1, 2026), in each case in an amount equal to the lesser of (i) 1,500,000 Shares, (ii) 2.5% of the number of Shares outstanding on such date, or (iii) an amount determined by the Board; provided, however, that such aggregate number of Shares as authorized and available for issuance under the Plan, or that may become available for issuance pursuant to Section 4(a)(i) hereof, in each case as of February 1, 2022 (the “Distribution Date”), has been adjusted as of the Distribution Date to reflect the Company’s two-for-one share split, effected on such Distribution Date. To the extent that the Plan is and remains exempt from Section 162(m) of the Code pursuant to Treasury Regulation section 1.162-27(f) as a plan that existed during the period in which the Company was not publicly held, the 2019 Reserved Shares shall not be available for awards to any person who at the time of the award is a covered employee within the meaning of Section 162(m) of the Code. In addition, if, on or after the Effective Date, any Shares covered by an Award granted under the Plan (including any Awards granted prior to the Effective Date and outstanding as of the Effective Date, as well as any Substitute Award) or to which such an Award relates are forfeited, or if such an Award is settled for cash or otherwise terminates or is canceled without the delivery of Shares, then the Shares covered by such Award, or to which such Award relates, shall again become Shares with respect to which Awards may be granted. In addition, Shares tendered in satisfaction or partial satisfaction of the exercise price of any Award or any tax withholding obligations will again become Shares with respect to which Awards may be granted. All of the Shares reserved under the Plan may be designated as Incentive Stock Options. Shares issued under the Plan may consist, in whole or in part, of authorized and unissued shares.

(b) Participant Limitations. Subject to the provisions below relating to adjustments upon changes in the Shares, and as adjusted as of the Distribution Date to reflect the Company’s two-for-one share split, no Participant shall be granted during any calendar year (i) Options and SARs covering more than 4,000,000 Shares, (ii) Performance Awards denominated in Shares covering more than 2,000,000 Shares, and (iii) with respect to any Performance Award or Cash-Based Award denominated by dollar value, $10,000,000 during any calendar year.

(c) Non-Employee Director Limits. Subject to the provisions below relating to adjustments upon changes in the Shares, during any calendar year, no non-employee Director may be granted (i) Award(s) (denominated in Shares) with a grant date fair value exceeding $750,000 or (ii) Award(s) denominated in cash in excess of $750,000.

(d) Adjustments. In the event of any change in the outstanding Shares by reason of any Share dividend, Share split, reverse Share split, reorganization, recapitalization, merger, amalgamation, consolidation, spin-off, combination, transaction or exchange of Shares, or other corporate exchange, or any cash dividend or distribution to stockholders other than ordinary cash dividends or any transaction similar to the foregoing, the Committee shall make such proportionate substitution or adjustment, if any, as it deems to be equitable, as to (i) the number or kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, including any individual or other limits set forth in this Section, or pursuant to outstanding Awards, (ii) the Exercise Price of any Option and/or (iii) any other affected terms of outstanding Awards; provided, that, for the avoidance of doubt, in the case of the occurrence of any of the foregoing events that is an “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standard Codification (ASC) Section 718, Compensation — Stock Compensation (FASB ASC 718)), the Committee shall make an equitable adjustment to outstanding Awards to reflect such event; and provided, further, that in the case of any Share dividend, Share split or reverse split, recapitalization, combination, reclassification or other distribution of the Company’s equity securities with respect to the Shares without receipt of consideration by the Company, the Committee shall make a proportionate adjustment.

(e) Substitute Awards. Any Shares underlying Substitute Awards shall not be counted against the Shares authorized for issuance under the Plan and shall, subject to existing corporate authorities, increase the number of Shares available for issuance hereunder, unless determined otherwise by the Committee. Further, notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

Section 5. Eligibility.

(a) General. Any Employee, Consultant or Director shall be eligible to be selected by the Committee to receive an Award under the Plan.

(b) Incentive Stock Options. Only Employees who are U.S. taxpayers shall be eligible for the grant of Incentive Stock Options.

(c) Non-Employee Directors. Awards may be granted to Non-Employee Directors in accordance with the policies established from time to time by the Board or the Committee specifying the number of shares (if any) to be subject to each such Award and the time(s) at which such awards shall be granted. Awards granted to Non-Employee Directors shall be on terms and conditions determined by the Board or the Committee, subject to the provisions of the Plan.

Section 6. Options.

(a) Grants. The Committee is authorized to grant Options to Participants with the terms and conditions set forth in this Section and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine.

(b) Type of Option. The Committee shall have the authority to grant Incentive Stock Options to U.S. taxpayers or to grant Non-Qualified Stock Options to any Participant, or both. In the case of Incentive Stock Options, the terms and conditions of such grants shall be subject to and comply with the provisions of Section 422 of the Code, as from time to time amended, or any successor provision thereto, and any regulations implementing such statute.

(c) Exercise Price. The Committee in its sole discretion shall establish the Exercise Price at the time each Option is granted. Notwithstanding the foregoing, the Exercise Price of any Option granted shall not be less than 100% of the Fair Market Value at the time the Option is granted.

(d) Exercise. Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may, in its sole discretion, specify in the applicable Award Agreement or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including without limitation, any relating to the application of U.S. federal or state securities laws, or those of any other jurisdiction, as it may deem necessary or advisable.

(e) Payment. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the exercise price is received by the Company, together with any documentation required by the Company and any applicable taxes. Such payment may be made:

(i)	in cash;

(ii)

if approved by the Committee, in Shares (the value of such Shares shall be their Fair Market Value on the date of exercise) owned by the Participant for the period required to avoid a charge to the Company’s earnings;

(iii)	if approved by the Committee, by a combination of the foregoing;

(iv)	if approved by the Committee, in accordance with a broker-assisted cashless exercise program;

(v)	if approved by the Committee, through net settlement in Shares; or

(vi)	in such other manner as permitted by the Committee at the time of grant or thereafter.

Section 7. Stock Appreciation Rights.

(a) The Committee may grant Stock Appreciation Rights pursuant to this Section, with such additional terms and conditions as the Committee shall determine.

(b) The Committee shall determine the number of Shares to be subject to each Award of Stock Appreciation Rights. Stock Appreciation Rights shall have an exercise or base price no less than the Fair Market Value of the Shares covered by the right on the date of grant.

(c) Any Stock Appreciation Right may be exercised during its term only at such time or times and in such installments as the Committee may establish and shall not be exercisable after the expiration of ten years from the date it is granted.

(d) An Award of Stock Appreciation Rights shall entitle the holder to exercise such Award and to receive from the Company in exchange thereof, without payment to the Company, that number of Shares or cash having an aggregate value equal to the excess of the Fair Market Value of one Share, at the time of such exercise, over the exercise price, times the number of Shares subject to the Award, or portion thereof, that is so exercised or surrendered, as the case may be.

(e) No grant of SARs may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such SARs (except as provided under Section 4(d)).

Section 8. Restricted Stock Awards and Restricted Stock Units.

(a) The Committee is authorized to grant Restricted Stock Awards and RSUs pursuant to this Section, with such additional terms and conditions as the Committee shall determine.

(b) The Committee shall determine the number of Shares to be issued to a Participant pursuant to Restricted Stock Awards or RSUs, and the extent, if any, to which they shall be issued in exchange for cash, other consideration, or both. The Award Agreement shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date).

(c) The Committee may, in its discretion, specify in the applicable Award Agreement that any or all dividends, dividend equivalents or other distributions, as applicable, paid on Restricted Stock Awards or RSUs prior to vesting or settlement, as applicable, be paid either in cash or in additional Shares and either on a current or deferred basis (and may be subject to the same vesting restrictions as the underlying Award) and that such dividends, dividend equivalents or other distributions may be reinvested in additional Shares, which may be subject to the same restrictions as the underlying Awards. Notwithstanding the foregoing, dividends and dividend equivalents with respect to Restricted Stock Awards and RSUs that are granted as Performance Awards shall vest only if and to the extent that the underlying Performance Award vests, as determined by the Committee.

Section 9. Performance-Based Awards.

(a) Grant. Subject to the limitations set forth in Section 4, the Committee may grant a Performance Award which shall consist of a right that is (i) denominated and/or payable in cash, Shares or any other form of Award issuable under this Plan (or any combination thereof) (other than Options or Stock Appreciation Rights), (ii) valued, as determined by the Committee, in accordance with the achievement of such performance goals applicable to such Performance Periods as the Committee shall establish and (iii) payable at such time and in such form as the Committee shall determine.

(b) Terms and Conditions. Performance Awards shall be conditioned upon the achievement of pre-established goals relating to one or more performance measures, including but not limited to the following performance measures or such other measures, each as determined in writing by the Committee and subject to such modifications as specified by the Committee: cash flow; cash flow from operations; earnings (including, but not limited to, earnings before interest, taxes, depreciation and amortization or some variation thereof); earnings per share, diluted or basic; earnings per share from continuing operations; net asset turnover; inventory turnover; capital expenditures; debt; debt reduction; working capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; productivity; delivery performance; safety record and/or performance; environmental record and/or performance; share price; return on equity; total or relative increases to stockholder return; return on invested capital; return on assets or net assets; revenue; income or net income; operating income or net operating income; operating profit or net operating profit; gross margin, operating margin or profit margin; and completion of acquisitions, business expansion, product diversification, new or expanded market penetration, and other non-financial operating and management performance objectives. The Committee may determine that certain adjustments shall apply, in whole or in part, in such manner as determined by the Committee, to exclude or include the effect of specified events that occur during a Performance Period. Performance measures may be determined either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary entity thereof, either individually, alternatively or in any combination, and measured over a period of time including any portion of a year, annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous fiscal years’ results or to a designated comparison group, in each case as specified by the Committee.

(c) Preestablished Performance Goals. Unless otherwise determined by the Committee, performance goals relating to the performance measures set forth above shall be preestablished in writing by the Committee, and achievement thereof certified in writing prior to payment of the Award. To the extent required or advisable under applicable law, all such performance goals shall be established in writing no later than ninety (90) days after the beginning of the applicable Performance Period (or, if longer or shorter, within the maximum period allowed under applicable law). In addition to establishing minimum performance goals below which no compensation shall be payable pursuant to a Performance Award, the Committee, in its sole discretion, may create a performance schedule under which an amount less than or more than the target award may be paid so long as the performance goals have been achieved.

(d) Additional Restrictions/Negative Discretion. The Committee, in its sole discretion, may establish additional restrictions or conditions that must be satisfied as a condition precedent to the payment of all or a portion of any Performance Awards. Such additional restrictions or conditions need not be performance-based and may include, among other things, the receipt by a Participant of a specified annual performance rating, the continued employment by the Participant and/or the achievement of specified performance goals by the Company, business unit or Participant. Furthermore, and notwithstanding any provision of this Plan to the contrary, the Committee, in its sole discretion, may retain the discretion to reduce the amount of any Performance Award to a Participant if it concludes that such reduction is necessary or appropriate.

(e) Payment or Settlement of Performance Awards. Performance Awards may be paid or settled, as applicable, in a lump sum or in installments following the close of the Performance Period or, in accordance with procedures established by the Committee, on a deferred or accelerated basis.

Section 10. Other Cash-Based Awards.

(a) Terms and Conditions. The Committee may grant Other Cash-Based Awards in the form of cash bonus or cash incentive awards, which may but need not be valued in whole or in part by reference to, or otherwise based on or related to, Shares. Subject to the terms of this Plan and any applicable Award agreement, the Committee shall determine the terms and conditions of any such Other Cash-Based Award.

Section 11. Other Stock-Based Awards.

(a) Terms and Conditions. The Committee may grant Other Stock-Based Awards, which shall consist of any right that is (i) not an Award described in Sections 6 through 9 above and (ii) an Award of Shares or an Award denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, Shares (including, without limitation, securities convertible into Shares), as deemed by the Committee to be consistent with the purposes of this Plan. Subject to the terms of this Plan and any applicable Award Agreement, the Committee shall determine the terms and conditions of any such Other Stock-Based Award.

Section 12. Effect Of Termination Of Employment Or Service.

(a) Termination of Employment or Service. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if a Participant’s employment or service with the Company and its Affiliates is terminated by Participant or by the Company for any reason (other than death or Disability or by the Company for Cause), then vesting shall immediately cease and, to the extent vested as of the date of termination, an Award may be retained and, if applicable, exercised until the earlier of (i) the date three months (or such longer or shorter period, if any, specified in the applicable Award Agreement or Employment Agreement) after such termination of employment or service or (ii) the date such Award would have expired had it not been for the termination of employment or service, after which time, in either case, the Award shall expire.

(b) Death or Disability. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if a Participant’s employment or service with the Company and its Affiliates is terminated by reason of death or Disability, then vesting shall immediately cease and, to the extent vested as of the date of termination, the Award may be retained and, if applicable, exercised by the Participant or his successor (if employment or service is terminated by death) until the earlier of (i) the date one year after such termination of employment or service or (ii) the date such Award would have expired had it not been for the termination of such employment or service, after which time, in either case, the Award shall expire.

(c) Cause. Except as the Committee may otherwise provide at the time the Award is granted or thereafter, or as required to comply with applicable law, if a Participant’s employment or service with the Company and its Affiliates is terminated by the Company or an Affiliate for Cause, all Awards held by such Participant shall be forfeited and shall expire immediately on the date of termination.

(d) Transfers; Changes in Status. Except as otherwise determined by the Committee, a Participant will not be treated as having had a termination of employment or service for purposes of the Plan in the case of (i) a termination of the Participant’s employment or service followed by an immediate rehire in connection with the Participant’s transfer of employment or service between the Company and its Affiliates or between Affiliates or (ii) a change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant, provided that there is no interruption of the Participant’s service with the Company or an Affiliate, provided, however, that if the entity to which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Committee, such Participant’s employment or service will be considered to have terminated on the date such entity ceases to qualify as an Affiliate.

Section 13. Amendment and Termination.

(a) Amendment or Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that (i) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement with which the Board deems it necessary or desirable to qualify or comply and (ii) any amendment, alteration, suspension, discontinuance, or termination that would adversely affect the rights of a Participant with respect to any outstanding Award shall not to that extent be effective with respect to such Award without the consent of the affected Participant, holder or beneficiary, except as otherwise provided in Section 14 below or elsewhere in the Plan. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary so as to have the Plan conform with local rules and regulations in any jurisdiction outside the United States.

(b) Amendment or Termination of Awards. Subject to the terms of the Plan and applicable law, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted, prospectively or retroactively; provided that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would adversely affect the rights of a Participant shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary, except as otherwise provided in Section 14 below or elsewhere in the Plan or the applicable Award Agreement.

Section 14. Corporate Transactions.

(a) Change in Control. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, in the event of a Change in Control, the Committee, in its sole discretion, (i) may cause any outstanding Award to be (A) continued by the Company, (B) assumed, or substituted with a substantially equivalent award, by the successor company (or its parent or any of its subsidiaries), (C) accelerated with respect to vesting and/or exercisability, as applicable, or (D) canceled in consideration of a cash payment or alternative Award, if applicable, made to the holder of such canceled Award equal in value to the excess, if any, of the value of the consideration to be paid in the Change in Control transaction, directly or indirectly, to holders of the same number of Shares subject to such Award (the “Deal Consideration”) (or if no consideration is paid in any such transaction, the Fair Market Value of such canceled Award) over the aggregate exercise price; provided, however, that the Committee may determine that only holders of vested Awards shall receive any such cash payment or alternative Award; and further provided, that any Award with an aggregate exercise price that equals or exceeds the Deal Consideration (or if no consideration is paid in any such transaction, the Fair Market Value of such canceled Award) shall be canceled without payment or consideration thereof; or (ii) may take any other action or actions with respect to the outstanding Awards that it deems appropriate, which need not be uniform with respect to all Participants and/or Awards. Any Award (or any portion thereof) not continued or assumed by the Company or the successor company (or its parent or any of its subsidiaries), as applicable, pursuant to the foregoing shall terminate on such Change in Control and the holder thereof shall be entitled to no consideration for such Award.

(b) Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then all outstanding Awards shall terminate immediately prior to such event.

Section 15. General Provisions.

(a) Clawback Policy. Notwithstanding the foregoing, any Award granted under the Plan (including any proceeds, gains or other economic benefit actually or constructively received by a Participant pursuant to the Award or upon the receipt or resale of any Shares underlying the Award) which is or becomes subject to recovery under the Penguin Solutions, Inc. Clawback Policy or any other Company policy, or pursuant to any law, regulation or stock exchange listing requirement, shall be subject to such deductions, recoupment, and clawback as may be required to be made pursuant thereto.

(b) Dividend Equivalents. In the sole and complete discretion of the Committee, an Award may provide the Participant with dividends or dividend equivalents, payable in cash, Shares, other securities or other property on a current or deferred basis.

(c) Nontransferability of Awards. Except to the extent otherwise provided in an Award Agreement or as determined by the Committee (except with respect to Incentive Stock Options), no Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution.

(d) No Rights to Awards. No Employee, Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Employees, Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(e) Lock-up Period. Unless otherwise determined by the Committee, Shares shall not be issued under this Plan unless the Participant agrees that he or she will not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Shares (or other securities of the Company) held by the Participant prior to the date 180 days following the effective date of a registration statement with respect to any underwritten public offering by the Company of its securities as requested by the managing underwriters for such offering.

(f) Shares. No certificates will be issued in respect of the Shares unless the Board determines otherwise and instead such Shares shall be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator) or otherwise as permitted by applicable law.

(g) Withholding. As a condition to the issuance of any Shares in satisfaction of an Award, a Participant may be required to pay to the Company or any of its Affiliates, and the Company or any Affiliate shall have the right and is hereby authorized (i) to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant, the amount (in cash, Shares, other securities, other Awards or other property, in each case if permissible under local law) of any applicable taxes, social contributions or other amounts required by applicable law in respect of the grant, exercise, lapse or vesting of an Award or any payment or transfer under an Award or under the Plan, including net share withholding up to the statutory maximum amount, and (ii) to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such amounts.

(h) Award Agreements. Each Award hereunder may be evidenced by an Award Agreement which shall specify the terms and conditions of the Award and any rules applicable thereto.

(i) No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any Affiliate from adopting or continuing in effect other compensation arrangements.

(j) No Right to Employment. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate and shall not lessen or affect the right of the Company or its Affiliates to terminate the employment or service of a Participant.

(k) Rights as a Stockholder. Subject to the provisions of the applicable Award, no Participant or holder or beneficiary of any Award shall have any rights as a stockholder with respect to any Shares to be issued under the Plan until he or she has become the holder of such Shares.

(l) Governing Law. The validity, construction and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of Delaware, without, to the fullest extent permissible thereby, application of the conflict of law principles thereof.

(m) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(n) Other Laws. The Committee may refuse to issue or transfer any Shares or other consideration under an Award if, acting in its sole discretion, it determines that the issuance or transfer of such Shares or such other consideration might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant in connection therewith shall be promptly refunded to the relevant Participant, holder or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder is, nor shall be construed as, an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.

(o) No Trust or Fund Created. Neither the Plan nor any Award shall create, or be construed to create, a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company or any Affiliate.

(p) No Fractional Shares. Unless otherwise determined by the Committee, no fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash or other securities or other property shall be paid or transferred in lieu of any fractional Shares or whether such fractional Shares or any rights thereto shall be canceled, terminated, or otherwise eliminated.

(q) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(r) Proprietary Information and Inventions Agreement. Except as otherwise determined by the Committee, a Participant shall, as a condition precedent to the exercise or settlement of an Award, have executed and be in compliance with the Company’s (or its Affiliate’s) standard form of confidentiality, non-disclosure and invention assignment agreements.

(s) Modification of Award Terms for non-U.S. Participants. The Committee shall have the discretion and authority to grant Awards with such modified terms as the Committee deems necessary or appropriate in order to comply with the laws of the country in which the Participant resides or is employed, and the Committee may establish a subplan under this Plan for such purposes.

(t) Company Governing Instruments. All Shares issued and/or vested pursuant to an Award or Substitute Award, or transferred thereafter, shall be held subject to the Company’s certificate of incorporation and bylaws, each as may be amended from time to time.

Section 16. Term of The Plan.

The Plan shall remain in effect until May 18, 2027, unless terminated earlier by the Board under the terms of the Plan. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.

Section 17. Section 409A.

It is intended that the Company grant Awards under the Plan that are exempt from, or comply with, Section 409A of the Code (“Section 409A”). To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A of the Code, the Plan and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award is subject to Section 409A and such Award is payable on account of a Participant’s termination of service, then (a) such Award shall be paid only to the extent such termination of service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award is payable to a “specified employee” as defined in Section 409A then, to the extent required in order to avoid a prohibited distribution under Section 409A, such Award shall not be paid until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A.

Further notwithstanding anything to the contrary in the Plan, to the extent required under Section 409A in order to make payment of an Award upon a Change in Control, the applicable transaction or event described in Section 2(f) must qualify as a change in control within the meaning of Section 409A(a)(2)(A)(v) of the Code, and if it does not, then unless otherwise specified in the applicable Award Agreement, payment of such Award will be made on the Award’s original payment schedule or, if earlier, upon the death of the Participant.

If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), a Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), a Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award.

To the extent applicable, the Plan and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any Award may be subject to Section 409A, the Committee may (but is not obligated to), without a Participant’s consent, adopt such amendments to the Plan and the applicable Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Committee determines are necessary or appropriate to exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section 17 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and neither the Committee, the Company nor any of the Company’s employees, directors or representatives shall have any liability to any Participant with respect to this Section.